                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        COMPLETE WELLNESS CENTERS, INC.

                 The undersigned incorporator, in order to form a corporation under the General Corporation Law of Delaware, certifies as follows:

                 FIRST:   The name of the corporation is Complete Wellness
Centers, Inc.

                 SECOND: The registered office of the corporation is to be located at The Corporation Trust Company. The name of its registered agent at that address is 1209 Orange Street, Wilmington, New Castle County, DE 19801.

                 THIRD:   The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 FOURTH: The corporation shall have the authority to issue 21,500 shares, consisting of 20,000 shares of common stock, par value $.01, and 1,500 shares of preferred stock, par value $.01. The board of directors may authorize the issuance from time to time of the preferred stock in one or more series and with such designations and such powers, preferences and rights, and the qualifications, limitations or restrictions thereof (which may differ with respect to each series) and such powers as the board may fix by resolution,

                 FIFTH:   The name and mailing address of the incorporator are
as follows:

                                  C. Thomas McMillen
                                  1103 South Carolina Avenue, S.E.
                                  Washington, D.C, 20003

                 SIXTH:   Whenever a compromise or arrangement is proposed
between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                 SEVENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. --

                 EIGHTH: The corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation.

                 NINTH:   Unless, and except to the extent that, the by-laws of
the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                 TENTH:   The corporation hereby confers the power to adopt,
amend or repeal bylaws of the corporation upon the directors.

                 IN WITNESS WHEREOF, I have hereunto set my hand this 17 day of November, 1994.


                                   /s/ C. THOMAS MCMILLEN
                                   -------------------------
                                   C. Thomas McMillen
                                   Sole Incorporator

                        COMPLETE WELLNESS CENTERS, INC.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
              RIGHTS, AND LIMITATIONS OF SERIES A, 12% CUMULATIVE
                           COVERTIBLE PREFERRED STOCK



                 Complete Wellness Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

                 That, pursuant to authority conferred upon the Board of Directors of the Corporation ("Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate"), and pursuant to the provisions of the Delaware General Corporation Law, said Board of Directors, on March 13, 1995, pursuant to a unanimous written consent, duly ratified and adopted resolutions providing for the issuance of one series, aggregating One Thousand Five Hundred (1,500) shares, of Series A, 12% Cumulative Convertible Preferred Stock, par value $.01 per share, which resolutions are as follows:

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes for issuance a class of shares of capital stock known as Preferred Stock, par value $.01 per share (the "Preferred Stock"), issuable by the Board of Directors from time to time;

                 WHEREAS, the Certificate of Incorporation of the Corporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued Preferred Stock, to fix the number of shares constituting any such class and to determine the designation thereof or any of them; and

                 WHEREAS, on or about November 14, 1994, the Board of Directors of the Corporation, pursuant to its authority as aforesaid, determined and fixed the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated "Series A, 12% Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock").

                 NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby ratifies its prior actions and hereby fixes and determines the designation of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A Preferred Stock as follows:

                 1. Designation. The designation of the series of stock created by this resolution shall be "Series A, 12% Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred shall be Fifteen Hundred (1,500). Each share of the Series A Preferred Stock shall have a stated value equal to $100.

                 2. Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of the funds of the Corporation legally available therefore, cumulative dividends at the annual rate of $12 per share payable $6.00 per share on each January 31st and July 31st, commencing January 1, 1996. Such dividends shall be payable in cash or in kind.
       In the year in which shares of Series A Preferred Stock are issued, in the event that the payment date for the purchase of shares of Series A Preferred Stock shall be other than January 31st or July 31st, the initial dividend shall accumulate and be payable pro rata only from the date of payment to the Corporation for the respective shares of Series A Preferred Stock. If the dividend on the Series A Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series A Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of common stock of the Corporation or any other class of preferred stock of the Corporation ranking junior thereto. Accumulations of dividends on the Series A Preferred Stock shall not bear interest.

                 3. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before the holders of any of the common stock or other classes of preferred stock of the Corporation ranking junior thereto, out of the remaining net assets of the Corporation, the amount of $100 in cash or in kind for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued but unpaid, if any, with respect to each such share up to the date fixed for distribution. After such payment shall have been made in full to the holders of the outstanding Series A Preferred Stock, or funds or assets necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series A Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation.

                 In the event, after payment or provision for payment of the debts and other liabilities of the corporation, the remaining net assets of the Corporation are not sufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of the Series A Preferred Stock upon such liquidation unless proportionate distributive amounts shall be paid on account of each share of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series A Preferred Stock, are respectively entitled upon such liquidation.

                 4. Conversion of Preferred Stock into Common Stock. Each share of the Series A Preferred Stock shall be under paragraph 4(a) below convertible at the option of the holder thereof and under paragraph 4(b) below automatically and mandatorily converted upon the occurrence of the event described therein; in either event, any such shares of Series A Preferred Stock shall be converted into fully paid and non-assessable shares of the Corporation's common stock, par value $.01 per share (the "Common Stock").

                         A. Elective Conversion. Subject to any other provision of this paragraph 4, each holder of record of any share(s) of Series A Preferred Stock shall have the right to convert such holder's share(s) of Series A Preferred Stock, in whole or in part, including all accrued but unpaid dividends, if any, in accordance with the Conversion Ratio (defined below), subject to the adjustments set forth below, at his or her option, at any time and from time to time after the issuance of such shares of Series A Preferred Stock.

                         In case any shares of Series A Preferred Stock shall have been called for redemption pursuant to paragraph 5 hereof, any election to convert under this paragraph 4(a) with respect to the shares so called for redemption shall cease and terminate at the close of business on the tenth day prior to the date fixed for the redemption of such shares, unless default shall be made in the payment of the redemption price.

                         Any holder of a share or shares of Series A Preferred Stock electing to convert his or her Series A Preferred Stock into Common Stock shall surrender the certificate(s) representing all of the share(s) of Series A Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, at the principal office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at said office that he or she elects to convert the same and therein set forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

                 If the last day of the exercise period of the conversion right in the city where the principal place of business of the Corporation (or in the city of the principal office of such other entity as the Corporation shall have designated as the place so to surrender Series A Preferred Stock for conversion, as aforesaid) shall be a legal holiday or a day on which banking institutions are authorized by law to close, then such conversion right may be exercised in such city on the next succeeding day not in such city a legal holiday or a day on which banking institutions are authorized by law to close.

                 (b) Mandatory Conversion. Each share of the Series A Preferred Stock, and all accrued but unpaid dividends, if any, shall automatically and mandatorily convert, without the option of any holder of any share(s) of Series A Preferred Stock or any action of the Corporation, to shares of Common Stock in accordance with the Conversion Ratio (defined below) on the date on which a registration statement is declared effective by the U.S. Securities and Exchange Commission ("SEC"), or any other Federal agency at the time administering the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect with respect to Common Stock.

                 As soon as practicable after the Automatic Conversion Date, the Corporation shall provide each holder of record of Series A
       Preferred Stock with notice of the automatic conversion and the Automatic Conversion Date and call upon the holders to surrender to the Corporation, in the manner and at the place designated, the certificate(s) representing shares of the Series A Preferred Stock. Such notice shall be by mail to each holder of the Series A Preferred Stock at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the holder for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Notwithstanding any failure by a holder to deliver the certificates representing his or her shares of Series A Preferred Stock, after the Automatic Conversion Date all such certificates of the Series
       A Preferred Stock shall be deemed to represent the appropriate number of shares of Common Stock.

                 Notwithstanding any provision contained in this paragraph 4(b), no share of the Series A Preferred Stock called for redemption pursuant to paragraph 5 hereof shall automatically and mandatorily convert at any time after the Corporation has provided notice of its intent to redeem such shares pursuant to paragraph 5 hereof, unless the Corporation shall provide notice to the holder on or before the date specified for redemption of such shares of Series A Preferred Stock that it elects to have the mandatory conversion provisions of this paragraph 4(b) apply and override the Corporation's notice of redemption (the "Notice of Cancellation"). Unless such Notice of Cancellation is provided, the automatic and mandatory conversion under this paragraph 4(b) shall cease and terminate with respect to all shares of Series A Preferred Stock so called for redemption at the close of business on the date that the Corporation provides notice of such redemption pursuant to Paragraph 5 hereof. The Corporation's redemption, including any related notice to redeem, of certain shares of the Series A Preferred Stock shall have no effect on the automatic and mandatory conversion under paragraph 4(b) of those other shares of Series A Preferred Stock with respect to which notice of redemption was not provided.

                 (c) Additional Provisions Applicable to All Conversions. Any conversion of Series A Preferred Stock into Common Stock pursuant to this paragraph 4 shall be subject to the following additional terms and provisions:

                         (1) All shares of the Series A Preferred Stock and all accrued but unpaid dividends, if any, shall be convertible (or, as the case may be, automatically converted) into Common Stock at the rate of one and eight-tenths (1.8) shares of Common Stock for each share of Series A Preferred Stock (the "Conversion Ratio"), subject to the adjustments set forth in this paragraph 4(c) below.

                         (2) In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock prior to the occurrence of such event shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

                         (3) In the event that the Corporation shall be consolidated with or merged into any other corporation, provision shall be made as part of the terms of such consolidation or merger so that any holder of Series A Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable to him upon conversion of his or her Series A Preferred Stock, but only in accordance with the conversion ratio stated in this paragraph 4, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

                         (4) In the event that the Corporation shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock of the Corporation issuable upon any conversion of the Series A Preferred Stock shall be proportionately increased, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                         (5) The issuance of certificates for shares of Common Stock upon conversion of any shares of the Series A Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record as the Series A Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                 5. Redemption of Preferred Stock. The Series A Preferred Stock of any holder shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, from time to time and at anytime, commencing one year after the date that the Series A Preferred Stock certificate was issued to the original holder of such shares of Series A Preferred Stock. The redemption price shall equal $112, plus all dividends accrued and unpaid on the Series A Preferred Stock so redeemed up to the date fixed for redemption. The Corporation shall give notice of redemption as hereinafter provided.

                 In the event that less than the entire amount of the Series A Preferred Stock outstanding is redeemed at any one time, the shares to be redeemed shall be selected by lot in a manner to be determined by the Board of Directors of the Corporation.

                 The Corporation shall give notice of redemption not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption of the Series A Preferred Stock or any part thereof. Such notice shall specify the time and place thereof and shall be given by mail to each holder of record of shares of Series A Preferred Stock chosen for redemption at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.

                 Upon such redemption date, or upon such earlier date as the Board of Directors shall designate for payment of the redemption price (unless the Corporation shall default in the payment of the redemption price as set forth in such notice), the holders of shares of Series A Preferred Stock selected for redemption to whom notice has been duly given shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no other rights with respect to such shares except the right to convert such shares within the time hereinafter set forth and except the right to receive the moneys payable upon such redemption from, the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

                 Upon redemption or conversion of any share of Series A Preferred Stock in the manner set out herein, or upon purchase of any share of Series A Preferred Stock by the Corporation, the shares so acquired by the Corporation shall be cancelled.

                 After giving any notice of redemption and prior to the close of business on the tenth day prior to the redemption date, as hereinafter provided, the holders of the Series A Preferred Stock so called for redemption may convert such stock into Common Stock of the Corporation in accordance with the conversion privileges set forth in paragraph 4(a) hereof.

                         In the event that the Corporation shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Series A Preferred Stock or issue shares of Common Stock as the form of a dividend paid with respect to its Common Stock, the consideration payable upon redemption of the Series A Preferred Stock shall be proportionately decreased in the case of subdivision or increased in the case of a combination or the payment of such a stock dividend, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

                 6. Voting Rights. Except as may be otherwise provided by law, by the Certificate of Incorporation of the Corporation or by this
       Section 6, the Series A Preferred Stock shall vote together with the Common Stock as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to one and eight-tenths (1.8) votes per share.

                 IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, for the purpose of adopting and ratifying the Certificate of Designation of Series A Preferred Stock of the Corporation pursuant to the Delaware Code, has executed this Certificate of Designation of Series A Preferred Stock on behalf of the Corporation, and has caused the same to be attested by the Secretary of the Corporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 14th day of March, 1995.

                                          COMPLETE WELLNESS CENTERS, INC.

                                          By: /s/ C. THOMAS MCMILLEN
                                              ---------------------------
                                              C. Thomas McMillen
                                              President

ATTEST:

/s/ MARY E. CLEGG
-----------------
Mary E. Clegg
Secretary

District of Columbia        ) SS.:
                            )



                 The foregoing instrument was acknowledged before me this 14 day of March, 1995, by C. Thomas McMillen as president of Complete Wellness Centers, Inc., a Delaware corporation, on behalf of the corporation. He is (check one) ______ personally known to me or DI has produced ___________________ _________________ as identification.


                                        Notary Public:

                                        Signature /s/ CAROLINE F. KLEMP
                                                 --------------------------
(Notarial Seal)                                  --------------------------
                                                 District of Columbia

Commission #:                             My Commission expires:
                                                Caroline F. Klemp
                                          Notary Public, Dist. of Columbia
                                          Commission Expires April 30, 1996

District of Columbia    )  SS.:
                        )


                 The foregoing instrument was acknowledged before me this 14 day of March, 1995, by Mary E. Clegg as secretary of Complete Wellness Centers, Inc., a Delaware corporation, on behalf of the corporation. She is (check one) ___________ personally known to me or ___X___ has produced ___DI____ as identification.

                                        Notary Public:

                                        Signature /s/ CAROLINE F. KLEMP
                                                 --------------------------
                                                 --------------------------
(Notarial Seal)                                  District of Columbia

Commission #:                             My commission expires:
                                                Caroline F. Klemp
                                          Notary Public, Dist. of Columbia
                                          Commission Expires April 30, 1996

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        COMPLETE WELLNESS CENTERS, INC.


         Complete Wellness Centers, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:


         ONE: The Certificate of Incorporation of the corporation is hereby amended by deleting in their entirety Articles SECOND and FOURTH and by substituting in lieu thereof the following new Articles SECOND and FOURTH:

                 SECOND: The registered office of the corporation is to be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                 FOURTH: The corporation shall have the authority to issue 12,000,000 shares of stock, consisting of 10,000,000 shares of common stock with a par value of $.0000555 per share, and 2,000,000 shares of preferred stock with a par value of $.01 per share. The board of directors may authorize the issuance from time to time of shares of the preferred stock in one or more series, in such number of shares and with such powers, designations, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, if any (which may differ with respect to each series) as the board may fix by resolution.


         TWO: Upon the effectiveness of this certificate, each share of the corporation's common stock with a par value of $.01 per share that was authorized immediately prior to such effectiveness shall automatically be split and changed into 180 shares of its common stock with a par value of $.0000555 per share, and shall be included within the 10,000,000 shares of common stock authorized in the foregoing amendment.


         THREE: In accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the board of directors of the corporation, by the unanimous written consent of its members, adopted a resolution setting forth the foregoing amendment, declaring its advisability, and directing that it be submitted for the consideration of all of the stockholders of the corporation entitled to vote thereon by means of written consent in lieu of a special meeting.

         FOUR: The foregoing amendment was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         FIVE:  The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, Complete Wellness Centers, Inc. has caused this certificate to be signed by C. Thomas McMillen, its President, and attested by Mary E. Clegg, its Secretary, on November 8, 1995.

                                        COMPLETE WELLNESS CENTERS, INC.


                                        By /s/ C. THOMAS MCMILLEN
                                          --------------------------------
                                                      President

ATTEST:


By /s/ MARY E. CLEGG
  ------------------------------
             Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        COMPLETE WELLNESS CENTERS, INC.


         Complete Wellness Centers, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:


         ONE: The Certificate of Incorporation of the corporation, as previously amended, is hereby further amended by deleting in its entirety Article FOURTH and by substituting in lieu thereof the following new Article
FOURTH:

                 FOURTH: The corporation shall have the authority to issue 12,000,000 shares of stock, consisting of 10,000,000 shares of common stock with a par value of $.0001665 per share, and 2,000,000 shares of preferred stock with a par value of $.01 per share. The board of directors may authorize the issuance from time to time of shares of the preferred stock in one or more series, in such number of shares and with such powers, designations, preferences, and relative, participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, if any (which may differ with respect to each series) as the board may fix by resolution.


         TWO: Upon the effectiveness of this certificate, each three shares of the corporation's common stock with a par value of $.0000555 per share that were authorized immediately prior to such effectiveness shall automatically be combined and changed into one share of its common stock with a par value of $.0001665 per share, and shall be included within the 10,000,000 shares of common stock authorized in the foregoing amendment. No fractional shares shall be issued by reason of the foregoing combination, but the corporation shall pay, in lieu of any such fractional shares, cash equal to the fair value of such fractional shares, as determined by the board of directors of the corporation.


         THREE: In accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, the board of directors of the corporation, by the unanimous written consent of its members, adopted a resolution setting forth the foregoing amendment, declaring its advisability, and directing that it be submitted for the consideration of all of the stockholders of the corporation entitled to vote thereon by means of written consent in lieu of an annual or special meeting.

         FOUR: The foregoing amendment was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         FIVE:  The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, Complete Wellness Centers, Inc. has caused this certificate to be signed by E. Eugene Sharer, its President, and attested by Michael T. Brigante, its Secretary, on October 31, 1996.

                                  COMPLETE WELLNESS CENTERS, INC.


                                  By /s/ E. EUGENE SHARER
                                    -------------------------------
                                                President

ATTEST:


By  /s/ MICHAEL T. BRIGANTE
  -----------------------------
             Secretary





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